UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2023, SmartKem, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “2021 Plan Amendment”) to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), increasing the number of the shares of common stock, par value $0.0001 per share (“Common Stock”), reserved for issuance under the 2021 Plan from 4,376,571 shares to 26,008,708 shares. The Company’s Board of Directors (the “Board”) had previously approved the 2021 Plan Amendment, subject to stockholder approval.

The foregoing description of the 2021 Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 25, 2023, at the Annual Meeting, the Company’s stockholders voted on the five proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on July 24, 2023 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

1.	The holders of the Common Stock elected each of Klaas de Boer and Sri Peruvemba as Class II directors of the Company to serve three-year terms expiring at the 2026 annual meeting and until their respective successors have been duly elected and qualified, or, if sooner, until their death, resignation or removal. The votes were cast with respect to this matter as follows:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Klaas de Boer	18,636,815	1,215,100	1,946,509
Sri Peruvemba	18,636,815	1,215,100	1,946,509

2.	The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 was approved by the holders of Common Stock based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,438,324	359,900	200	N/A

3.	The proposal to adopt and approve an amendment to the Charter to effect a reverse stock split of the Common Stock, at a specific ratio, ranging from one-for-thirty (1:30) to one-for-sixty (1:60), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board without further approval or authorization of the stockholders was approved by the holders of Common Stock and the holders of the Company’s Series A-1 Convertible Preferred Stock based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
60,446,102	718,100	497,000	N/A

4.	The proposal to approve an amendment to the 2021 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 4,376,571 to 26,008,708 was approved by the holders of Common Stock based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,540,751	1,279,100	32,064	1,946,509

5.	The proposal to adopt and approve an amendment to the Charter to declassify the Board on the date on which shares of Common Stock begin trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange and provide for the annual election of all directors was not approved by the holders of Common Stock based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,493,715	338,200	20,000	1,946,509

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to the 2021 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: August 28, 2023	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer